EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors of Diebold Nixdorf, Incorporated, a corporation organized and existing under the laws of the State of Delaware, do for themselves and not for another, constitute and appoint Elizabeth C. Radigan, a true and lawful attorney-in-fact in her name, place and stead, to sign their names to the report on Form 10-K for the year ended December 31, 2023, or to any and all amendments to such reports, and to cause the same to be filed with the Securities and Exchange Commission; it being intended to give and grant unto said attorney-in-fact full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned by themselves could do if personally present. The undersigned directors ratify and confirm all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

The undersigned have hereunto set their hands as of the date set opposite their signature.

Signature	Date

/s/ Arthur F. Anton	March 7, 2024
Arthur F. Anton

/s/ Marjorie L. Bowen	March 7, 2024
Marjorie L. Bowen

/s/ Patrick J. Byrne	March 7, 2024
Patrick J. Byrne

/s/ Matthew J. Espe	March 7, 2024
Matthew J. Espe

/s/ Mark Gross	March 7, 2024
Mark Gross

/s/ David H. Naemura	March 7, 2024
David H. Naemura

/s/ Emanuel R. Pearlman	March 7, 2024
Emanuel R. Pearlman